NTR Metals

REFINING STATEMENT

Friday, April 29, 2011

Lot No. **541591**

BONANZA GOLDFIELD CORPORATION
736 EAST BRAEBURN
PHOENIX, AZ 85022
Contact: DAVID JANNEY
Phone: 800.971.2669
Fax: 602.283.5122

WEIGHT	G
BEFORE MELT:	4.3
AFTER MELT:	3.9

RECEIVED: Walk In

Karat Lot

	ASSAY	CONTENT TROY oz.	RETURN RATE	PAYABLE TROY oz.	ADJUSTMENT TROY oz.	SPOT PRICE	AMOUNT
Gold	95.40%	0.120	98.00%	0.117	0.00	$1,548.30	$181.50
Silver	0.00%	0.000	0.00%	0.000	0.00	$0.00	$0.00
Platinum	0.00%	0.000	0.00%	0.000	0.00	$0.00	$0.00
Palladium	0.00%	0.000	0.00%	0.000	0.00	$0.00	$0.00

NOTES:

RSR# 21830
CHECK#
NEED DL

Bonanza
Goldfield
Corp.



	AMOUNT
Metals Amount Due	**$181.50**
Assay Charges	$0.00
Melt Charges	$0.00
Refining Charges	$0.00
Transport Charges	$0.00
TRADE	($181.50)
Batteries	$0.00
Total Amount Due	**$0.00**
Advance Amt	**$0.00**
Net Balance	**$0.00**

NTR Metals ® - Phoenix
20830 N 25th Place
Suite 104
Phoenix, AZ 85050
OFFICE: (602) 787-4653
FAX: (602) 787-5379
www.NTRmetals.com